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                                                                    EXHIBIT 21.1

Subsidiaries of OSCA, Inc.                    State or other jurisdiction of
--------------------------                    -------------------------------
                                              incorporation or organization
                                              -------------------------------

OSCA Products and Services, Inc.                  British Virgin Islands

OSCA de Mexico S.A. de C.V.                              Mexico

OSCA de Venezuela S.A.                                  Venezuela

OSCA Latin America, Inc.                                Delaware

OSCA Brasil Limitada                                     Brazil

Servicios O y M S.A. de C.V.                             Mexico

OSCA UK Holdings Ltd.                                United Kingdom



Subsidiaries of OSCA Latin America, Inc.      State or other jurisdiction of
----------------------------------------      ------------------------------
                                              incorporation or organization
                                              ------------------------------

OSCA Brasil Limitada                                      Brazil

Servicios O y M S.A. de C.V.                              Mexico



Subsidiaries of OSCA UK Holdings Ltd.         State or other jurisdiction of
-------------------------------------         ------------------------------
                                              incorporation or organization
                                              ------------------------------

OSCA ITALIA S.r.l.                                        Italy

OSCA U.K. Limited                                     United Kingdom

OSCA Norge A.S.                                           Norway